Exhibit 23.5

Calle 93 No. 15 – 40 Oficina 402, Bogotá - Colombia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Flora Growth Inc. on Form F-1 of our report dated December 16, 2020 with respect to our audit of the consolidated financial statements of Grupo Farmacéutico Cronomed SAS. as of and for the years ended, December 31, 2019 and December 31, 2018, which report expresses an unqualified opinion, which is part of this Registration Statement.

Carlos Andres Molano Camelo

Partner

Mazars Colombia S.A.S.
Bogotá, Colombia
November 12, 2021